EXHIBIT 11


STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                             For the
                                            Period from
                                            October 15,
                                             1996  to       Year Ended
                                            December 31,    December 31,
                                               1996            1997
                                           ------------    ------------
Loss before extraordinary item .........   $   (159,046)   $    (23,909)
Extraordinary item .....................                        (41,197)
                                           ------------    ------------
Net loss ...............................   $   (159,046)   $    (65,106)
                                           ============    ============

Basic and diluted loss per common share:
   Loss before extraordinary items .....   $      (5.18)   $      (0.76)
   Extraordinary items .................                          (1.30)
                                           ------------    ------------
   Net loss ............................   $      (5.18)   $      (2.06)
                                           ============    ============

   Weighted average number of
    common shares ......................     30,686,065      31,617,071
                                           ============    ============

Calculation of weighted average number
of common shares(a):
   For the Period from October 15, 1996
    to December 31, 1996(b) ............     30,686,065
                                           ============

   For the Year Ended December 31, 1997:
      Weighted average shares for Q1 ...     30,686,065
      Weighted average shares for Q2 ...     30,702,367
      Weighted average shares for Q3 ...     30,670,134
      Weighted average shares for Q4 ...     34,409,718
                                           ------------

      Weighted average shares
       for 1997 ........................     31,617,071
                                           ============
 ------------
[FN]
(a) The calculations of the weighted average number of common shares for the 1996 and 1997 periods assume that the previously existing Class A, B and C common shares have been converted into the Company's common stock in connection with the reorganization of the Company as described in Note 10 to the consolidated financial statements.

(b) The weighted average number outstanding shares computation assumes that all common shares issued in connection with the Acquisition were outstanding during the period from October 15, 1996 to December 31, 1997.